Exhibit 10.2

Employment Agreement

Employment Agreement dated as of 26 October 2012, by and between Quantum Materials Corp., a Nevada corporation with its principal place of business at 12326 Scott DR. Kingston OK 73439. (the “Company”) and David Doderer (the “Employee”). WHEREAS, the Company and the Employee wish to set forth the terms and conditions of the Employee’s employment with the Company. NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. Effective as of the commencement date described in Section 2 below, the Company employs the Employee and the Employee accepts employment by the Company upon the terms and conditions hereafter set forth.

2. Term of Employment. The employment of the Employee under this Agreement shall commence as of January 01, 2013 and terminate on January 01, 2018. Thereafter, this Agreement shall be extended automatically for successive terms of One (1) year unless (i) the Company or the Employee shall give written notice of termination to the other party hereto at least Sixty (60) days prior to the termination of the initial term of employment hereunder or any renewal term thereof, or (ii) unless earlier terminated as herein provided. The initial term of this Agreement and any renewal term thereof are hereinafter collectively referred to as the “Employment Period.”

3. Scope of Duties. During the Employment Period, the Employee shall be employed as the Vice President Research & Developemnt as well as such other duties and responsibilities, which may be assigned to him by the Board. The Employee shall perform such service in good faith and comply with all rules, regulations and policies established or issued by the Company.

4. Extent of Service. The Employee shall devote reasonable time, attention and energies to the business of the Company, and shall not during the Employment period engage in any other business activity which in the judgment of the Company conflicts with the duties of the Employee hereunder.

5. Compensation. In consideration of the services rendered by the Employee hereunder, the Company shall pay the employee an annual salary of $150,000.00 USD, payable in monthly installments of $12,500.00 for each month of service, in arrears, with the first payment being due in February 2010, in accordance with the Company’s normal payroll procedures. The employee will also receive 5,000,000 shares as a signing bonus on or before 15 January 2013 and be eligible for an annual stock bonus awards. The Employee shall also be entitled to medical insurance or other such benefits, which the Company may from time to time make available generally to its employees in accordance with the terms of such benefit and welfare plans.

6. SHARE OPTIONS. You will be granted an option to purchase 5,000,000 of the Company’s shares of Common Stock (the “Option”). The exercise price per share shall be at $.03 per share, fully vested, with the option expiring January 20, 2025.

7.  CHANGE OF CONTROL. For the purposes of this Agreement, a “Change of Control Event” shall be the occurrence of a single shareholder (or beneficial owner) or an affiliated group of shareholders (or beneficial owners) acquiring more than 45% of the then outstanding ordinary shares (or securities convertible into 45% of the then outstanding ordinary shares) of the Company or otherwise acquiring effective control of the Company. In the event of a termination of your service as a director for any reason (including your own election) within 6 months a “Change Control Event”, you shall be entitled to: (i) payment of one year’s fees of $150,000 (which fees shall be payable in a lump sum no later than thirty days after termination of your service as a director) and (ii) immediate vesting exercisability of any unvested and unexercised options set forth in Paragraph 4 (together with an extension of “Final Exercise Date” as defined in the relevant Option Agreement to one year from the date of such termination).

8. Business Expenses. During the Employment period, the Company shall reimburse the Employee for all reasonable and necessary travel expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder (hereinafter referred to as “Business Expenses”) upon presentation by the Employee to the Company of appropriate expense reports. In the event employee is required to relocate in order to facilitate company operations, then the company will pay all employees housing expenses for a period of up to 24 months.

9. Death. If the Employee dies during the Employment Period, his employment hereunder shall be deemed to terminate as of the last day of the month during which his death occurs. Upon the death of the Employee, neither the Employee nor his beneficiaries or estate shall have any further rights or claims against the Company, except the right to receive: A. The unpaid portion of the Base Salary, computed on a pro rata basis to the date of termination; B. Any earned, but unpaid commissions or other sales incentives; C. Unused personal and vacation days to which the Employee is entitled in accordance with Company policy; D. Reimbursement for any unpaid business expenses; and E. Life insurance and other post-termination benefits in accordance with the Company welfare and benefit plans.

10. Termination for Cause. Upon furnishing of notice to the Employee, the Company may terminate the employment of the Employee for cause at any time during the Employment period by reason of the Employee’s (i) neglect of his duties hereunder, (ii) breach of or negligence with respect to his obligations under this Agreement, (iii) engaging in misconduct injurious to the company. If the Employee’s employment is terminated by the Company for cause as herein defined, his Base Salary and his eligibility for all other benefits provided by the Company shall cease as of his termination date, after which time the Company shall have no other further liability or obligation of any kind to the Employee under this Agreement, except the Employee shall have the right to receive:

A. The unpaid portion of the Base Salary, computed on a pro rata basis to the date of termination;

B. Reimbursement for any unpaid business expenses; C. Any earned but unpaid commission or other sales incentives; D. Unused personal and vacation days to which the Employee is entitled in accordance with Company policy; and E. Any post-termination benefits in accordance with the Company welfare and benefit plans.

11. Employee Acknowledgments. Employee recognizes and acknowledges that in the course of Employee’s employment it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers and prospective customers, suppliers and prospective suppliers, identity, practices and procedures of key purchasing and other personnel in the employ of customers and prospective customers and suppliers and prospective suppliers, amount or kind of customer’s purchases from the Company, research reports, the Company’s computer program, system documentation, special hardware, related software development, the Company’s manuals, methods, ideas, improvements or other confidential or proprietary information belonging to the Company or relating to the Company’s affairs (collectively referred to herein as “Confidential Information”) and that such information is the property of the Company).  Employee further agrees that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company, and it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential Information be kept secret and the Employee agrees not to disclose the Confidential Information to others or use the Confidential Information to Employee’s own advantage or the advantage of others.

Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained from soliciting or inducing any employee of the Company to leave the employ of the Company, or hiring or attempting to hire any employee of the Company.

12. Non-Disclosure of Confidential Information. Employee shall hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including, without limitation, termination by the Company for cause or without cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee’s duties to the Company.

13. Return of Materials. Upon the termination of Employee’s employment with the Company for any reason, including without limitation termination by the Company for cause or without cause, Employee shall promptly deliver to the Company all correspondence, manuals, orders, letters, notes, notebooks, reports, programs, proposals and any documents and copies concerning the Company’s customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or material containing or constituting Confidential Information.

14. Non-Solicitation of Customers and Suppliers. Employee shall not during his time of employment with the Company, directly or indirectly, solicit the trade of, or do business with, any customer or prospective customer, or supplier or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Employee further acknowledges that, in consideration of the promises contained in the Agreement and to induce the Company to enter into this Agreement, he shall not for One (1) year following the termination of his employment with the Company, including, without limitation, termination by the Company for cause or without cause, directly or indirectly, solicit the trade of, or do business with, any person or entity whatsoever who or which is or was a customer or supplier of the Company in any of the territory or territories assigned to the Employee during the Employment Period, with respect to products of the same or similar kind as those presently or in the future distributed by the Company.

15. Non-Solicitation of Employees. The Employee shall not during his employment with the Company and for One (1) year following termination of Employee’s employment with the Company, including, without limitation, termination by the Company for cause or without cause, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee, current or future, of the Company to leave the Company for any reason whatsoever, or hire any current or future employee of the Company.

16. Advice of Counsel/Restrictive Covenants. The Employee has had the opportunity to consult with independent counsel and understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. The Employee represents and acknowledges that such covenants are reasonable, enforceable, and proper in duration, scope and effect. Moreover, Employee represents and warrants that his experience and capabilities are such that the restrictive covenants set forth herein will not prevent him from earning his livelihood and that Employee will be fully able to earn an adequate livelihood for himself and his dependents if any of such provisions should be specifically enforced against Employee.

17. Authorization to Modify Restrictions. The Employee acknowledges that the remedies at law for any breach by Employee of the provisions of the restrictive covenants will be inadequate and that the Company shall be entitled to injunctive relief against the Employee in the event of any such breach, in addition to any other remedy and damage available. The Employee acknowledges that the restrictions contained herein are reasonable, but agrees that if any court of competent jurisdiction shall hold such restrictions unreasonable as to time, geographic area, activities, or otherwise, such restrictions shall be deemed to be reduced to the extent necessary in the opinion of such court to make them reasonable.

18. No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including, without limitation, any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Section 12 hereof. Employee further represents and warrants that his employment with the Company will not require the disclosure or use of any Confidential Information.

19. Covenants of the Essence. The covenants of the Employee set forth herein are of the essence of this Agreement; they shall be construed as independent of any other provision in this Agreement and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of these covenants.

20. Tolling Period. If it should become desirable or necessary for the Company to seek compliance with the restrictive covenants by judicial proceedings, the period during which the Employee will not engage in the activities prohibited by Sections 12 and 13 hereof shall be extended to the first anniversary of the date of the judicial order requiring such compliance.

21. Arbitration. The parties expressly agree that all disputes or controversies arising out of this Agreement, its performance, or the alleged breach thereof, if not disposed of by agreement, shall be resolved by arbitration in accordance with this section. Either party must demand such arbitration only within Nine (9) months after the controversy arises by sending a notice of demand to arbitrate to the American Arbitration Association (the “Association”), with a copy thereof to the other party. The dispute shall then be arbitrated by a three-arbitrator panel pursuant to the Commercial Rules of the Association at the Association office in [specify state/place]. In the disposition of the dispute, the arbitrators shall be governed by the express terms of this Agreement and otherwise by the laws of the State of Nevada which shall govern the interpretation of the Agreement. The decision of the arbitrators shall be final and conclusive on the parties and shall be a bar to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal. Notwithstanding the foregoing, judgment on any award by the arbitrators may be entered in any court of competent jurisdiction. This arbitration provision shall survive any expiration or termination of the Agreement.

22. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, personally delivered, mailed or telecopied, if to the Employee, to the Employee’s residence as contained in Company records, and if to the Company, to its principal place of business set forth in the first paragraph of this Agreement.

23. Assignment. This Agreement is personal in its nature and the Employee shall not without the prior written consent of the Company, assign or transfer this Agreement or any rights, duties or obligations hereunder.

24. Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to any employment of the Employee by the Company and supersedes all prior agreements and understanding with respect to the subject matter hereof, whether written or oral. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. 25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

26. Remedies. All remedies hereunder are cumulative, are in addition to any other remedies provided by law and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure or delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

David Doderer	Quantum Materials Corp.	Stephen B. Squires
Employee	(“The Company”)	President & CEO
By:	By:
David Doderer	Stephen B. Squires

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